CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "**Agreement**") is dated the 12th day of September, 2008.

BETWEEN

WORDLOGIC CORPORATION,
a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia, V6B 4N7 (the "**Company**")

AND

WILLIAM PIPKIN
328 South 900 East
Orem, Utah, 84097

(the "**Consultant**")

WHEREAS:

A. The Company is engaged in the business of research, development, marketing, distribution and licensing of software tools for enabling data entry on personal computing devices and like devices on a number of different platforms and the provision of services in support thereof;

B. The Company wishes to retain the Consultant to provide consulting services to the Company on the terms and subject to the conditions of this Agreement; and

C. The Consultant has agreed to provide consulting services to the Company on the terms and subject to the conditions of this Agreement.

THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. ENGAGEMENT

1.1 The Company hereby engages the Consultant to provide consulting services in accordance with the terms and subject to the conditions of this Agreement and the Consultant hereby accepts such engagement.

2. TERM

2.1 The term of the Consultant's engagement shall commence as of September 9, 2008 and shall continue until September 9, 2009.

3. CONSULTANT SERVICES

3.1 The Consultant hereby agrees to use his best efforts to perform the following services and undertake the following responsibilities and duties on behalf of the Company (the "**Consulting Services**"):

(a) assist the Company with its sales and marketing activities;

(b) promote the Company's products;

(c) identify new markets and develop strategies for effective market penetration for the Company's products;

(d) establish relationships with appropriate distribution channels;

(e) recommend and promote appropriate sales and marketing strategies for the products of the Company;

(f) provide leadership, advice, and problem solving, to members of the executive and management teams to ensure that corporate goals and objectives are achieved and exceeded;

(g) help develop a progress and performance assessment system.

3.2 The Consultant shall devote as much time, attention and energy to the business affairs of the Company as may be reasonably necessary for the provision of the Consulting Services, provided, however, the Consultant may engage in other personal and business activities that do not interfere with the Consultant's obligations under this Agreement.

3.3 In providing the Consulting Services, the Consultant shall:

(a) comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

(b) not make any misrepresentation or omit to state any material fact that may result in a misrepresentation regarding the business of the Company; and

(c) not disclose, release or publish any information regarding the Company without its prior written consent.

3.4 The Consultant shall at all times be an independent contractor and the Consultant shall not be deemed to be an employee of the Company.

4. CONSULTANT FEES

4.1 The fixed remuneration of the Consultant for his services for the Term of this Agreement shall be the issuance of 200,000 shares of the Company's common stock which shall be issued pursuant to the Company's 2008 Stock Compensation plan which was registered on a Form S-8.

The Company recognizes that securities registered on Form S-8 cannot be issued as compensation for investor relations or capital raising services and the parties hereby agree that the Consultant shall not provide investor relations or capital raising services.

4.2 In addition to the above compensation, the Company shall pay the Consultant 5%, up to a maximum of $1,000,000, of the sales created by client introduced to the Company by the Consultant. These payments shall continue for a period of 5 years from the time of the first sale of the Company's product to the client introduced by the Consultant.

5. PROPRIETARY INFORMATION

5.1 The Consultant shall not at any time, whether during or after the termination of this Agreement, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business, products or finances of the Company or of any third party which the Company is under an obligation to keep confidential, except as may be required in the ordinary course of performing the Consultant Services to the Company, and the Consultant shall keep secret such trade secrets and confidential information and shall not use or attempt to use any such secrets or information in any manner which is designed to injure or cause loss to the Company. Trade secrets or confidential information shall include, but not be limited to, the Company's financial statements and projections, expansion proposals, product packaging, advertising and marketing, business plans and details of its business relationships with suppliers and distributors, agents and other parties not otherwise publicly available.

6. REPRESENTATIONS AND WARRANTIES

6.1 The Consultant represents and warrants to the Company that:

(a) the Consultant is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties or any other rights of Company hereunder; and

(b) the Consultant is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

(c) The Consultant represents and warrants to the Company that it will not provide any investor relations services, or any capital raising services for the Company or partake in any similar activities for and on behalf of the Company

7. MISCELLANEOUS

7.1 This Agreement constitutes the entire agreement between the parties and there are no additional representations, warranties, covenants or agreements, express or implied, other than as expressly set forth herein.

7.2 This Agreement shall enure to the benefit of and be binding upon the Consultant and the Company and each of their successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Consultant without the prior written consent of the Company; provided however, that the Consultant may

assign the benefit of this Agreement to a private corporation controlled by the Consultant so long as such assignment does not relieve the Consultant from his obligations to the Company arising hereunder.

7.3 Any modification to this Agreement must be in writing and signed by the parties hereto or it shall be void and of no effect.

7.4 A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition.

7.5 This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law.

7.6 The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

7.7 This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

WORDLOGIC CORPORATION

Per: Frank Evanshen, President

WILLIAM PIPKIN

12 Sep 08